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Certification of Disclosure Controls and Procedures


Bridgeway Fund, Inc. officers certify that: (1) they are responsible for establishing, maintaining, evaluating and reporting the effectiveness of the issuer's disclosure controls and procedures; (2) they have disclosed to the investment company's auditors and the audit committee of the board of directors all significant deficiencies in the design or operation of internal controls and any related incidence of fraud, whether or not material; and (3) they have indicated in the report whether or not there were significant changes in internal controls since the most recent evaluation date, including any related corrective actions taken.


/s/ JOHN MONTGOMERY                                     9/16/02
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John Montgomery, President                              Date

/s/ GLEN FEAGINS                                        9/16/02
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Glen Feagins, Treasurer                                 Date